Exhibit 99.(a)(95)

ING INVESTORS TRUST

AMENDMENT #86 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Effective: February 5, 2014

The undersigned, being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended (the “Declaration of Trust”), including, Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Declaration of Trust, hereby amend the Declaration of Trust to:

1.

Re-designate ING PIMCO Total Return Bond Portfolio to ING Total Return Bond Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

 “The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Asset Allocation Portfolio

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

ING American Funds International Portfolio

ING American Funds World Allocation Portfolio

ING BlackRock Health Sciences Opportunities Portfolio

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio

ING Bond Portfolio

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING DFA World Equity Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio

ING Franklin Templeton Founding Strategy Portfolio

ING Global Perspectives Portfolio

ING Global Resources Portfolio

ING High Yield Portfolio

ING Invesco Growth and Income Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Large Cap Growth Portfolio

ING Large Cap Value Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Morgan Stanley Global Franchise Portfolio

ING Multi-Manager International Small Cap Portfolio

ING Multi-Manager Large Cap Core Portfolio

ING Retirement Conservative Portfolio

ING Retirement Growth Portfolio

ING Retirement Moderate Growth Portfolio

ING Retirement Moderate Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING T. Rowe Price International Stock Portfolio

ING Templeton Global Growth Portfolio

ING Total Return Bond Portfolio

ING U.S. Stock Index Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin____________ Colleen D. Baldwin, as Trustee	/s/ Russell H. Jones_____________ Russell H. Jones, as Trustee
/s/ John V. Boyer________________ John V. Boyer, as Trustee	/s/ Patrick W. Kenny___________ Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick_________ Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews____________ Shaun P. Mathews, as Trustee
/s/ Dr. Albert E. DePrince, Jr.______ Dr. Albert E. DePrince, Jr., as Trustee	/s/ Joseph E. Obermeyer___________ Joseph E. Obermeyer, as Trustee
/s/ Peter S. Drotch_______________ Peter S. Drotch, as Trustee	/s/ Sherly K. Pressler_____________ Sheryl K. Pressler, as Trustee
/s/ J. Michael Earley______________ J. Michael Earley, as Trustee	/s/ Roger B. Vincent______________ Roger B. Vincent, as Trustee